Exhibit 99.6
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Hercules Water Technologies gross profit)

3 Month Rolling Average (%)*

	2006	2007	2008	2009	2010
January	48.2	39.1	38.1	30.5	36.2
February	47.5	38.4	36.4	31.6
March	47.2	38.8	37.3	32.6
April	46.8	39.6	36.9	34.6
May	46.6	39.6	37.8	36.3
June	45.5	38.2	37.2	34.7
July	42.3	39.3	37.1	35.7
August	39.6	39.0	36.2	34.8
September	38.4	39.7	32.9	36.7
October	38.7	39.0	33.0	36.1
November	39.9	39.8	31.5	36.0
December	40.3	39.3	32.5	36.6

12 Month Rolling Average (%)*

	2006	2007	2008	2009	2010
January	47.6	41.0	39.0	34.0	35.6
February	47.4	40.5	38.7	33.1
March	47.4	40.2	38.6	33.0
April	47.2	39.8	38.3	33.0
May	47.2	39.4	38.3	33.2
June	46.9	38.9	38.4	32.7
July	45.7	39.2	37.8	33.2
August	44.5	39.2	37.5	33.3
September	43.7	39.2	36.7	33.9
October	43.0	39.3	36.3	33.9
November	42.4	39.2	35.3	34.7
December	41.9	39.0	34.8	35.2

*NOTE:  Information from October 2008 and prior does not include the Paper Technologies and Ventures operations of Hercules acquired on November 13, 2008.  The calculated gross profit percentages for November and December of 2008 exclude the impact of purchase accounting inventory step-up adjustments.  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.  In May 2006 Ashland acquired the water treatment business of Degussa AG.